TRUST MORTGAGE

THIS INDENTURE ("Agreement"), made this 4th day of May, 2007, by and between Health-Chem Corporation and Subsidiaries, whose address is 101 Sinking Springs Lane, P.O. Box 467, Emigsville, Pennsylvania 17318 ("Debtor"), and McTevia & Associates, LLC, Trustee, whose address is 30300 Telegraph Road, Suite 185, Bingham Farms, MI 48025 (the "Trustee").

WITNESSETH:

WHEREAS, Debtor has become and is indebted in connection with its business to various creditors;

WHEREAS, Debtor has determined that it can no longer continue its operations in the ordinary course and that an orderly liquidation may be in the best interests of all constituencies;

WHEREAS, Debtor has been advised that the Trustee is a specialist in operating and liquidating businesses in Debtor's circumstances, and that the execution and delivery of this Agreement will facilitate the preservation of value of the company and the greatest return to all parties in interest;

WHEREAS, Debtor, after consultation with its advisors and after careful consideration of the available alternatives, has determined that the execution of this Agreement has the most likely prospect of preserving the value of the Debtor's assets and of ensuring the greatest recovery to all parties in interest;

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. To secure (i) any obligations of the Debtor in this Agreement, (ii) any liabilities of or due to the Trustee or its professionals arising from or related to this Agreement or their activities in connection therewith, including without limitations attorneys, appraisers and auctioneers retained by the Trustee, and (iii) the fees and costs of the Debtor's professionals with respect to the reorganization or liquidation of the Debtor under this Mortgage (the foregoing in Paragraphs 1(i), (ii) and (iii) are included in the termed "Administrative Expenses" defined below), and (iv) the payment of the obligations and debts of the Debtor, now or hereafter due and owing or that may be hereafter incurred, (collectively, the "Debt"), the Debtor does hereby grant to Trustee, subject to any valid liens existing as of May 4, 2007, a security interest in and mortgages to the Trustee all of the Debtor's personal property and real property (the "Property"), including but not limited to all of Debtor's presently-owned and hereafter-acquired personal property, goods, cash, vehicles, machinery, equipment, inventory, furniture, fixtures, accounts, accounts receivable, chattel paper, choses in action, contract rights, instruments, documents, patents, applications for patents, intellectual property, rights of Debtor to refunds or deposits, memberships and insurance premiums, all policies of insurance, claims or rights thereunder and all proceeds thereof, including premium refunds, cash surrender values and amounts payable to Debtor, general intangibles, tax refunds payable to Debtor, and all other personal property, whether tangible or intangible, and fixtures and real property interests, presently or hereafter owned or acquired by Debtor, and the proceeds and products of all of the foregoing.

2. Debtor agrees to execute and deliver to Trustee concurrent with the execution of this Agreement, and from time-to-time as Trustee may require, such financing statements, mortgages and other documents reasonably requested by Trustee as required to perfect and keep perfected the liens granted to Trustee hereunder and any other documents.

3. Debtor acknowledges and agrees that Trustee shall not, nor shall it be deemed to, assume or otherwise be responsible for any and all claims, losses, damages, liabilities, penalties, fines, charges, judgments, voluntary or involuntary or administrative or judicial proceedings, public or private remedial actions, including property maintenance and enforcement actions of any kind, arising directly or indirectly, in whole or in part, out of the presence of any Hazardous Materials (as hereinafter defined) on, under or from the locations occupied by Debtor, including, but not limited to, land, buildings, equipment and/or inventory relating directly or indirectly to any operations of Debtor. Trustee or any successor shall not be an owner, operator, generator or transporter as defined in laws and cases relating to hazardous materials, or his successor thereto. For purposes of this Agreement, the terms "Hazardous Materials" shall include but not necessarily be limited to any flammables, petroleum products, explosives, radioactive materials, hazardous waste, friable asbestos, or any material containing asbestos, toxic substances or related materials, including, without limitations, substances nor or hereby defined as hazardous substances, hazardous materials or toxic substances in the Comprehensive Environmental Respond, Compensation and Liability Act of 1980 (42 USC § 9601, *et seq.*), the Resource Conservation And Recovery Act (42 USC § 5901, *et seq.*), and any so-called "Superfund" or "Superlien" law, or any other applicable federal, state or local law, common law, code, rule, regulation, or ordinance presently in effect or hereafter enacted, and as may be amended.

4. Debtor hereby indemnifies Trustee and holds it harmless from and against all the claims and Causes of Actions set forth in Paragraph 3 in the broadest form possible, including all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney fees.

5. Debtor, any creditor, or any party in interest, hereby acknowledges or shall be deemed to have acknowledged by participating hereunder or otherwise, that the Trustee is not and shall not be deemed an owner, operator, or insider of Debtor or the Property.

6. The Trustee shall undertake such actions as it deems appropriate, such as reviewing the Debtor's books and records and investigating the affairs of the Debtor, in order to and make a determination as to the best way to maximize the return to all parties in interest. The Trustee is hereby authorized to negotiate and enter into agreements with any persons or parties.

7. The Trustee shall not have any obligation to conduct the operations of the Debtor, but may do so as the Trustee deems appropriate in its sole discretion. The Trustee may liquidate the assets of Debtor or take such other action as the Trustee deems appropriate to maximize the value of the Debtor and the return to all parties in interest. The Trustee shall have any and all powers of the Board of Directors of the Debtor necessary to perform any action under this Agreement. The Debtor's managers, officers and directors (the "Directors") shall have no right to control, countermand or impede the Trustee or his actions with respect to the Trustee's actions, duties and obligations under this Agreement. However, Trustee may solicit the retention of the Directors or permit such Directors to remain as Trustee deems necessary, provided that such officers and directors shall not be required to work for the Trustee or remain as officers and directors of Debtor but may accept or reject any offers from the Trustee in their sole discretion. The Trustee is hereby appointed to exercise all the powers and authority of the Directors in the management of the business and affairs of the Debtor.

8. The Trustee shall be entitled to reimbursement of all of his costs and compensation at the following rate for its services under this Agreement: $350 per hour for

James V. McTevia, $225 to $250 per hour for the Trustee's financial staff, $125 to $200 per hour for such management personnel of the Debtor as Trustee may retain, $75 per hour for paralegal and support staff, and the customary hourly rate for such other personnel as the Trustee may use.

9. This Agreement shall not become effective until the execution and delivery to the Trustee of a Consent Resolution approving and consenting to this Agreement and authorizing the Trustee to file a bankruptcy petition under Chapter 11 of the Bankruptcy Code if the Trustee determines such action is necessary. (*See* Consent Resolution attached hereto.)

10. Consistent with his duties hereunder, Trustee and his successors and assigns, and his authorized agents or representatives, are hereby expressly authorized immediately, but in a commercially-reasonable manner, to enter Debtor's premises or any place or places where the Debtor's property or any portion thereof may be, and to take possession thereof, and to use, sell, lease, reduce to cash, or otherwise dispose of same at public auction to the highest or best bidder, or at private sale, in bulk or parcel at his option, to the highest or best bidder, anything contained in this Agreement to the contrary notwithstanding and, if at public sale, after notice of such sale to creditors and the time and place thereof has been given in accordance with the notice provisions of this Agreement or as otherwise required by law or as determined by the Trustee. The Trustee's authority shall include, by example, the right to take possession of and liquidate the accounts, contract rights, general intangibles and causes of action. If the Trustee determines that a sale or liquidation of the Debtor's assets is in the best interest of creditors, the Trustee shall collect and reduce to cash the Debtor's property as expeditiously as is compatible with the best interests of the all parties in interest.

11. Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement with respect to the Trustee.

12. Trustee shall have the right to employ professionals as are in its judgment advisable for the proper performance of its duties hereunder (including but not limited to attorneys, accountants, auctioneers and appraisers), but shall not be answerable or responsible in any case for the act or default of any agent, attorney or employee selected by it with reasonable discretion, and the reasonable cost of the foregoing shall be secured hereby and shall be an Administrative Expense (as defined herein).

13. In no event or under any circumstances shall Trustee be personally liable to Debtor, the creditors of Debtor, whether or not their debts are hereby secured, or to any other person, firm or entity on account of any obligation or liability arising directly or indirectly out of this Agreement or the performance of the duties of Trustee, except for actions of the Trustee constituting willful and knowing misconduct, gross negligence or fraud. In the event of a dispute regarding the implementation or interpretation of this Agreement, Trustee, in its sole discretion, may suspend the performance of its duties hereunder by giving written notice to Debtor, in which case Debtor shall select a replacement Trustee who shall agree to the terms of this Agreement. The Trustee and any person employed by him shall be indemnified and held harmless by Debtor's Property and any proceeds of the foregoing against any and all costs, claims, damages, expenses, judgments, including any reasonable attorney fees incurred in the performance of their duties hereunder and/or as a result of their involvement in any litigation arising from the performance of their duties hereunder.

14. The Debtor shall provide to the Trustee a list of the names and addresses of all creditors (which list shall be provided within ten (10) days of executing this Agreement). The Trustee shall notify the parties on such list that they must file proofs of claim with the Trustee by the date that is no later than ninety (90) days after service of the notice to the address specified, unless the Trustee elects to extend such date. Trustee may add to such list such creditors as he may otherwise believe exist. The Trustee shall include in his notice a proof of claim form prepared by the Trustee, which shall include the following statement:

> By executing and submitting this Proof of Claim and in consideration of the rights granted under that certain Trust Mortgage dated May 4, 2007, the undersigned Claimant agrees to forbear from taking any action against Debtor to recover the claims asserted herein.

In the event Trustee and any creditor filing a timely proof of claim fail to agree to the allowance of the claim, the amount of said claim or portion thereof, after notice to the Debtor and an opportunity by the Debtor to notify the Trustee of any objections to any claim, Trustee shall notify such creditor by mail, setting forth the reasons for his inability to approve the claim as filed, whereupon if such creditor desires to participate under this Agreement as to such disputed claim or portion thereof, such creditor shall, within fifteen (15) days from the date of the mailing of such notice, institute arbitration proceedings with the American Arbitration Association for the purpose of establishing the validity of such claim or portion thereof against Debtor, and fixing the amount thereof. Such controversy shall be settled by arbitration administered by the American Arbitration Association under its commercial rules, and a judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Such claims as are established pursuant to the foregoing arbitration procedure or: (a) as to which a proof of claim has been filed with the Trustee within the time period set by the Trustee and in the form

determined by the Trustee, and (b) which the Trustee does not dispute, or as to which the Trustee and the creditor mutually agree as to amount, are hereinafter defined as the "Allowed Claims." No person or entity other than the holders of Allowed Claims shall derive any rights hereunder, and as to such holders, only to the extent of their respective Allowed Claims. Any creditor to whom such notice shall have been sent who neglects to file a timely proof of claim in the form prepared by the Trustee shall forfeit the right to the security of this Trust Agreement and to participate in the funds disbursed by the Trustee hereunder, except to the extent that the Trustee elects to waive any defects to the form or timeliness of such claims. Any creditor whose claim has been disputed by the Trustee who neglects to institute arbitration proceedings at the time and in the manner herein provided, shall forfeit (to the extent such creditor's claim is disputed by the Trustee) the right to the security of this Agreement and to participate in the funds disbursed by the Trustee hereunder, except to the extent that the Trustee agrees otherwise. A holder of a claim subject to arbitration shall be entitled to a distribution pursuant to this Agreement with respect to amounts not disputed by Trustee if such distribution occurs while arbitration proceedings are pending. Trustee is the only parties who have discretion to allow, disallow, or settle any claims.

THE RIGHTS AND REMEDIES GRANTED HEREUNDER SHALL BE THE SOLE AND EXCLUSIVE RIGHTS AND REMEDIES OF THE PARTIES TO THIS AGREEMENT AND ALL CREDITORS RECEIVING BENEFITS HEREUNDER SHALL BE PRECLUDED FROM AND SHALL OTHERWISE NOT SEEK TO SATISFY OR OBTAIN PAYMENT OF ANY PORTION OF ITS CLAIM AGAINST THE DEBTOR, ITS AGENTS OR ASSIGNS.

15. By executing and submitting a proof of claim hereunder, and in consideration of the rights granted hereunder, each creditor acknowledges receipt of this Agreement (if so

requested) and agrees to forbear from taking any action against Debtor to recover the creditor's or the claims addressed hereby or asserted herein.

16. The Trustee shall account for all property received from Debtor. The Trustee shall file any applicable federal, state and local tax returns covering any period in which the Trustee administers the Debtor's property or business, and shall pay any taxes due.

17. In the event Trustee effectuates distributions to creditors of the Debtor, the Trustee shall do so in the following manner, which is intended to be consistent with the priority provisions of the Bankruptcy Code:

FIRST: It shall pay valid, perfected secured claims senior to this Agreement, including any tax claims secured by law.

SECOND: It shall pay "Administrative Expenses" which include those incurred in securing this trust and liquidating the Debtor's assets, including, but not limited to, compensation for Trustee, all of the employees of Trustee and such employees of Debtor that provide necessary services in connection with the liquidation, costs of preparing this indenture, reasonable fees and compensations to the attorneys, accountants and financial advisors for Trustee and Debtor as hereinabove provided, and all expenses of foreclosure.

THIRD: It shall pay all taxes legally due and owing to the United States, any State and any local governmental entity, including any county or municipality.

FOURTH: It shall pay all labor debts entitled to priority under applicable state or federal law.

FIFTH: It shall pay any debts owed to the United States or any State entitled to priority by law.

SIXTH: It shall pay allowed unsecured claims of individuals to the extent of $2,225 for each individual arising from the deposit of money in connection with the purchase or lease of property from the Debtor.

SEVENTH: It shall pay all of the remaining claims hereby secured in the manner hereinbefore provided, if sufficient moneys are available for that purpose; otherwise, such moneys shall be prorated among said creditors without preference or discrimination.

EIGHTH: It shall return to the Debtor any surplus money, if any remains after the Payment of all Debts, liabilities and obligations mentioned herein, and in case all of the assets of the Debtor shall not have been disposed of and all expenses, liabilities and all indebtedness shall have been paid in full, Trustee shall return to said Debtor such personal property and assets as shall remain in its hands after the termination of this trust.

18. In furtherance of the foregoing, the Debtor hereby irrevocably makes, constitutes and appoints the Trustee its true and lawful attorney-in-fact, with full power and authority to do all acts and things which may be necessary; to ask, demand, recover and receive of and from any person or persons, all property, debts, demands, etc., owing, due and belonging to Debtor; and to give acquittance and discharges for the same; to sue, prosecute, defend and implead for the same; and to execute, acknowledge and deliver all necessary papers, deeds, instruments and conveyances. Debtor hereby vests the said Trustee with full power, authority and right to sign the name of said Debtor to any check, note, draft or other instrument in writing, whenever it is necessary to do so, to carry into effect the object, design and purpose of this trust.

19. Debtor hereby irrevocably authorizes the Trustee, at any time and from time to time, to file in any mortgages, financing statements, or like documents and amendments thereto

as the Trustee deems necessary or appropriate, and the Debtor agrees to furnish to the Trustee any information with respect to the foregoing.

20. This Agreement may be executed in counterparts and each such copy shall be effective as an original.

21. This Agreement may not be altered or modified except in writing signed by Debtor and Trustee.

22. Any notice required or permitted under this Agreement shall be deemed to have been given when delivered personally or mailed by First Class Mail to the address of the parties appearing below or to such other address as any party may designate by notice to the other parties.

IF TO DEBTOR:

Health-Chem Corporation and Subsidiaries
Attn: James V. McTevia
101 Sinking Springs Lane
P. O. Box 467
Emigsville, PA 17318

IF TO TRUSTEE:

McTevia & Associates, LLC
c/o James McTevia
30300 Telegraph Road
Suite 185
Bingham Farms, MI 48025

In each instance with a copy to:

Michael H. Traison
Miller, Canfield, Paddock and Stone
150 West Jefferson - Suite 2500
Detroit, MI 48226

IN WITNESS WHEREOF, this Agreement has been executed on the day and year first above written.

WITNESSES:

Susan M. Haviland

Penny S. Seeley

Health-Chem Corporation and Subsidiaries

By: James V. McTevia
Its: Chief Restructuring Officer

Susan M. Haviland

Penny S. Seeley

McTevia & Associates, LLC, Trustee

By: James V. McTevia
Its: Managing Member

STATE OF MICHIGAN)
) ss.
COUNTY OF ~~OAKLAND~~ Emmet)

The foregoing instrument was acknowledged before me this 4th day of May, 2007, by James V. McTevia, the Chief Restructuring Officer of Health-Chem Corporation and Subsidiaries., on behalf of said company.

NOTARY PUBLIC Penny S. Seeley
Cheboygan County, Michigan
My commission expires: 10/18/11
Acting in Emmet County, MI

STATE OF MICHIGAN)
) ss.
COUNTY OF ~~OAKLAND~~ Emmet)

The foregoing instrument was acknowledged before me this 4th day of May, 2007, by James V. McTevia, of McTevia & Associates, LLC, Trustee.

NOTARY PUBLIC Penny S. Seeley
Cheboygan County, Michigan
My commission expires: 10/18/11
Acting in Emmet County, MI